UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2007

STRATOS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-30869	36-4360035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7444 West Wilson Avenue, Chicago, Illinois (Address of principal executive offices)	60706 (Zip Code)
Registrant’s telephone number, including area code: (708) 867-9600
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Merger Agreement
Amendment to Rights Agreement
Press Release

Item 1.01. Entry into a Material Definitive Agreement.
     On May 14, 2007, Stratos International, Inc. entered into a merger agreement with Emerson Network Power Connectivity Solutions, Inc. (a subsidiary of Emerson Electric Co.), and Emersub C, Inc. pursuant to which, subject to certain terms and conditions, Stratos will become a wholly owned subsidiary of Emerson. Under the terms of the merger agreement, the holders of Stratos common stock will receive $8.00 per share in cash for their shares, for a total consideration of approximately $118 million, or approximately $85 million net of acquired cash. The proposed transaction is subject to customary regulatory approvals, approval by Stratos’ stockholders and satisfaction of other customary conditions. Stratos currently anticipates closing the transaction during the third calendar quarter of 2007.
     The merger agreement contains a “no shop” restriction on Stratos’ ability to solicit third party proposals, provide information and engage in discussions and negotiations with third parties. The no shop provision is subject to a “fiduciary out” provision, however, that allows Stratos to engage in these activities under certain circumstances as provided in and subject to the terms and conditions of the merger agreement. Stratos and/or Emerson Network Power may terminate the merger agreement under certain circumstances described in the merger agreement. In connection with termination of the merger agreement under certain circumstances described in the merger agreement, Stratos must pay a “break-up fee” of $1.3 million to Emerson Network Power.
     Under certain circumstances described in the merger agreement, Stratos may be required to declare and pay a cash dividend to the Stratos common stockholders, in which case the per share exchange amount payable to the Stratos common stockholders as a result of the merger would be reduced by the per share amount of such cash dividend.
     As a result of the merger, each issued and outstanding share of Series B Preferred Stock of Stratos not owned directly or indirectly by Stratos or Emerson Network Power will be converted into the right to receive a formula price determined pursuant to the terms of the certificate of incorporation of Stratos.
     The foregoing summary of the merger agreement is qualified in its entirety by reference to Exhibit 2.1 attached to this Current Report on Form 8-K, which exhibit is incorporated by this reference.
     The merger agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Stratos or the other parties to the merger agreement. The representations, warranties and covenants contained in the merger agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the merger agreement. The representations, warranties and covenants may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third party beneficiaries under the merger agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Stratos, the other parties to the merger agreement, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in Stratos’ public disclosures.
     In connection with entering into the merger agreement, Stratos amended its stockholder rights agreement. Such amendment provides that the transactions contemplated by the merger agreement will not trigger the rights under the Stratos rights agreement. The foregoing summary of the amendment to the Stratos stockholder rights agreement is qualified in its entirety by reference to Exhibit 4.1 attached to this Current Report on Form 8-K, which exhibit is incorporated by this reference.
     On May 14, 2007, Stratos issued a press release announcing the signing of the merger agreement. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
     Stratos plans to file a proxy statement with the SEC in connection with the transaction. STRATOS STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT

MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT STRATOS, EMERSON AND THE PROPOSED TRANSACTION. In addition to the proxy statement in connection with the transaction, Stratos files annual, quarterly and current reports, proxy statements and other information with the SEC. The proxy statement and other relevant materials (when they become available), and any other documents filed with the SEC by Stratos, are available without charge at the SEC’s website at http://www.sec.gov. The proxy statement and related materials may also be obtained for free (when available) from Stratos by contacting Barry Hollingsworth, Vice President & Chief Financial Officer of Stratos, at (708) 457-2379, or email at bhollingsworth@stratosintl.com.
     Stratos and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Stratos’ stockholders in connection with the proposed transaction is available in Stratos’ annual report on form 10-k, as amended, for the year ended April 30, 2006, which is filed with the SEC. Additional information regarding the interests of such potential participants will be included in the proxy statement to be filed with the SEC in connection with the proposed transaction.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

2.1	Merger Agreement dated as of May 14, 2007, among Stratos International, Inc., Emerson Network Power Connectivity Solutions, Inc. and Emersub C, Inc.

4.1	Amendment to Rights Agreement dated as of May 14, 2007, between Stratos International, Inc. and Mellon Investor Services LLC

99.1	Press release dated May 14, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATOS INTERNATIONAL, INC.

	By:	/s/ Barry Hollingsworth
	Name: Title:	Barry Hollingsworth Chief Financial Officer

Date: May 17, 2007

Exhibit Index

Exhibit
Number	Description of Exhibit

2.1	Merger Agreement dated as of May 14, 2007, among Stratos International, Inc., Emerson Network Power Connectivity Solutions, Inc. and Emersub C, Inc.

4.1	Amendment to Rights Agreement dated as of May 14, 2007, between Stratos International, Inc. and Mellon Investor Services LLC

99.1	Press release dated May 14, 2007